UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-2

Box, Inc.

(Name of Registrant as Specified In Its Charter)

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Leading Independent Proxy Advisory Firm ISS Recommends Box Stockholders Vote on Box’s BLUE Proxy Card

ISS Recognizes That Change Led by the Current Board Is Already Underway

Box Urges Stockholders to Support the Momentum Underway by Voting “FOR ALL” of Box’s Director

Nominees – Dana Evan, Peter Leav and Aaron Levie - on the BLUE Proxy Card

Redwood City, CA – August 23, 2021 – Box, Inc. (NYSE: BOX) today announced that Institutional Shareholder Services ("ISS"), a leading independent proxy advisory firm, has recommended that Box stockholders vote on the company’s BLUE proxy card in connection with the company’s 2021 Annual Meeting of Stockholders (“Annual Meeting”), scheduled to be held on September 9, 2021. The company urges stockholders to vote “FOR ALL” of Box’s director nominees – Dana Evan, Peter Leav and Aaron Levie – on the BLUE proxy card.

In its August 23, 2021 report, ISS recognized that the Box of today is not the Box of 2019 and that significant changes have already been made at Box. In commenting on the company’s financial performance and recognizing that the refreshed Board and management team are overseeing improvement in operating margin and reacceleration of revenue growth, ISS stated1:

●	“Eight of the 10 directors are now independent, there is an independent chairperson, and the average tenure is 2.3 years for the independent directors. The company reported a significant improvement in operating margin and Revenue Growth + FCF in FY21, and recently raised its FY22 guidance to incorporate an acceleration in revenue and better-than-expected improvements in operating margin and Revenue Growth + FCF. These improvements have driven significant share price gains since the settlement, driving meaningful TSR outperformance vs. the median of the peer set, as well [as] Dropbox and Open Text.”

●	“Since the 2020 settlement with the dissident and the formation of the operating committee, the company appears to have made significant progress on the margin side over the past several quarters. While the revenue metrics are taking longer to improve, the company's assertion that there are green shoots appears fair, particularly in the most recent quarters, as evidenced by the improvements in net retention rate and large deal growth.”

In commenting on the experience and engagement of the current Box Board, and direct representation by the dissident not being necessary, ISS stated:

●	“The company collaborated with the dissident in 2020, and has given the two board members directly chosen by the dissident prominent roles on the board. Between the two directors placed on the board last year by the dissident, and the three candidates it is nominating this year, if successful, the dissident would have a direct tie to five out of 10 directors (or 11, if CEO Levie were added back). At this stage, despite the room for improvement, in light of the progress made over the past several quarters since the settlement, such a significant presence by the dissident at the board level does not appear necessary.”

●	“Given the level of collaboration in the initial stages of the dissident's involvement, it is unclear what incremental benefit the dissident's presence on the board would impart at this stage. The nominees who joined the board as a result of the settlement appear credible, experienced, and engaged, and they have expressed conviction in the company’s strategy.”

__________________________

1 Permission to use quotes neither sought nor obtained

Commenting on the ISS recommendation, the Box Board of Directors issued the following statement:

The Box Board is pleased that ISS has recommended that stockholders vote on the company’s proxy card and recognizes that the Box of today is not the Box of 2019.

As ISS has concluded, the current Board has taken meaningful actions to accelerate the company’s growth strategy, improve its operational and financial results, and enhance its governance. As a result of these actions, Box is in the strongest financial position in its history and the positive momentum is continuing.

The Box Board includes executives with deep technology industry expertise, diverse skillsets, and proven track records driving disciplined growth, profitability, and stockholder value. Importantly, in addition to prior experience sitting on public boards, the Board brings a strong history of leadership in SaaS and enterprise software, skills critical to overseeing our operations. Each of the three Box nominees – Dana Evan, Peter Leav and Aaron Levie – has played an essential role in designing and overseeing Box’s strategy and has the expertise needed to continue to drive the company forward.

We urge stockholders to protect the value of their investment by following ISS’ recommendation and voting “FOR ALL” of the company’s highly qualified directors – Dana Evan, Peter Leav and Aaron Levie – on the BLUE proxy card today.

Box reminds stockholders that every vote is important, no matter how many or few shares it represents. Stockholders are urged to discard any WHITE proxy materials and to only vote using the BLUE proxy card.

Box stockholders who need assistance in voting their shares may call Box’s proxy solicitor, Innisfree M&A Incorporated, at (877) 750-8233 (toll-free from the U.S. and Canada), or +1 (412) 232-3651 (from other countries).

Additional materials regarding the Board of Directors’ recommendations for the 2021 Annual Meeting can be found at VoteBlueForBox.com.

Advisors

Morgan Stanley & Co. LLC is serving as financial advisor to Box. Wilson Sonsini Goodrich & Rosati, P.C. and Sidley Austin LLP are serving as legal advisors to Box.

About Box

Box (NYSE:BOX) is the leading Content Cloud that enables organizations to accelerate business processes, power workplace collaboration, and protect their most valuable information, all while working with a best-of-breed enterprise IT stack. Founded in 2005, Box simplifies work for leading organizations globally, including AstraZeneca, JLL, and Morgan Stanley. Box is headquartered in Redwood City, CA, with offices in the United States, Europe, and Asia. To learn more about Box, visit http://www.box.com. To learn more about how Box powers nonprofits to fulfill their missions, visit Box.org.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding the size of its market opportunity, sales productivity, its leadership position in the cloud content management market, the demand for its products, the impact of its acquisitions on future Box product offerings, its ability to grow and scale its business and drive operating efficiencies, its ability to achieve revenue targets and billings expectations, its ability to achieve profitability on a quarterly or ongoing basis, its free cash flow, its ability to grow unrecognized revenue and remaining performance obligations, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships, its revenue, billings, gross margin, non-GAAP operating margins, net retention rate, large deal growth, the KKR-led investment and achievement of its potential benefits; any potential repurchase of shares of Box common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the per share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the COVID 19 pandemic; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements and integrations, new features, integrations and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third party partnerships; (9) the potential impact of shareholder activism on Box’s business and operations; and (10) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. Further information on these and other factors that could affect the forward-looking statements we make in this press release can be found in the documents that we file with or furnish to the US Securities and Exchange Commission, including Box's most recent Quarterly Report on Form 10-Q filed for the fiscal quarter ended April 30, 2021.

These statements are based on estimates and information available to us at the time of this press release and are no guarantees of future performance. We assume no obligation and do not intend to update these forward-looking statements or to conform these statements to actual results or to changes in our expectations.

Important Additional Information and Where to Find It

Box has filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”), an accompanying BLUE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from Box stockholders for Box’s 2021 Annual Meeting of Stockholders. BOX STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ BOX’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the Proxy Statement, an accompanying BLUE proxy card, any amendments or supplements to the Proxy Statement and other documents that Box files with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the “Financial Information” section of Box’s Investor Relations website at www.boxinvestorrelations.com or by contacting Box’s Investor Relations department at ir@box.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Investors:
Cynthia Hiponia / Elaine Gaudioso
+1 650-209-3463
ir@box.com

Or

Innisfree M&A Incorporated
Larry Miller / Jennifer Shotwell
212-750-5833

Media:
Denis Roy / Rachel Levine
+1 650-543-6926
press@box.com

Or

Joele Frank, Wilkinson Brimmer Katcher
Leigh Parrish / Dan Moore
+1 212-355-4449